Exhibit 5.1

Letterhead of Lowenstein Sandler LLP

June 14, 2013

Celldex Therapeutics, Inc.

119 Fourth Avenue

Needham, Massachusetts 02494

Re: Form S-8 Registration Statement of Celldex Therapeutics, Inc.

We have acted as counsel to Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 137,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Company’s Amended and Restated 2004 Employee Stock Purchase Plan (the “2004 Plan”).

In connection with rendering this opinion, we have examined: (i) the 2004 Plan; (ii) the Restated Certificate of Incorporation of the Company, including all amendments thereto (the “Certificate”); (iii) the Amended and Restated Bylaws of the Company (the “Bylaws”); and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity of original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered for issuance pursuant to the 2004 Plan, as applicable, have been duly authorized and, when issued and delivered upon the exercise of awards in accordance with the terms of the 2004 Plan, as applicable, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Lowenstein Sandler LLP